UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

PARK-PREMIER MINING COMPANY
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	000-16736 (Commission File Number)	87-6116557 (IRS Employer Identification No.)

32391 Horseshoe Drive, Evergreen, Colorado, 80439
(Address of principal executive offices)(Zip Code)

(303) 670-3885
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 12, 2008, Park-Premier Mining Company (the “Company”) signed amendment agreements to the Project “A” and “C” Letter Agreements.  The amendment agreements extend the Closing Date of the sale of the Company’s lands and entry into a joint venture agreement to April 29, 2008.  Talisker Realty Limited, the buyer, has agreed to pay $200,000 to the Company by March 28, 2008 as a non-refundable earnest money deposit.  Also, the time allotted to the Company for the selection of lots in the Tuhaye development has been extended, allowing the Company 24 months from the Closing Date to select its lots in the Tuhaye development.

Also on March 12, 2008, Robert W. Dunlap, the Company’s president and a director, and his wife, Kathy L. Dunlap, signed an amendment agreement to the Project “B” Letter Agreement.  The amendment agreement extends the Closing Date of the sale of the Dunlap’s property to April 29, 2008.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Amendment No. 1 to Letter-Form Agreement (Project “A”)
10.2	Amendment No. 1 to Letter-Form Agreement (Project “B”)
10.3	Amendment No. 1 to Letter-Form Agreement (Project “C”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-PREMIER MINING COMPANY
March 13, 2008	By: /s/ Robert W. Dunlap Robert W. Dunlap President and Chairman of the Board

EXHIBIT INDEX

Regulation S-K Number	Document
10.1	Amendment No. 1 to Letter-Form Agreement (Project “A”)
10.2	Amendment No. 1 to Letter-Form Agreement (Project “B”)
10.3	Amendment No. 1 to Letter-Form Agreement (Project “C”)